Contacts for WORLDSPACE	Contact for FIAT GROUP AUTOMOBILES
Judith Pryor	Raffaello Porro
Worldspace, Inc.	+39 011 0034022
+1 301 960 1242	raffaello.porro@fiat.com
jpryor@worldspace.com

Marzio Brusini
Worldspace Italia, S.p.A.
+ 39 0258219222
+ 39 3346861635
mbrusini@worldspace.com

FOR IMMEDIATE RELEASE

FIAT AND WORLDSPACE® SIGN FIRST EVER DISTRIBUTION

AGREEMENT FOR SATELLITE RADIO IN EUROPE

Agreement Signed with Fiat Group Automobiles to Bring

Mobile Satellite Radio to Italy and the European Continent

Torino, Italy, and Silver Spring, Md, USA, 18 July 2007 – FIAT GROUP AUTOMOBILES S.p.A. and WORLDSPACE®, Inc. (NASDAQ: WRSP), one of the world leaders in satellite radio broadcasting, and its subsidiary WORLDSPACE ITALIA, signed today a marketing agreement under which FIAT GROUP AUTOMOBILES will become the first automobile manufacturer to install and distribute in Italy WORLDSPACE satellite radios, and WORLDSPACE will offer broad-based satellite radio services, with digital quality.

WORLDSPACE expects that, beginning in late 2008, it will begin broadcasting throughout Italy through 40-50 channels of commercial-free music, news, entertainment and sports programming, 24 hours a day. WORLDSPACE plans to use the most advanced digital audio technology available today (MPEG-4 aacPLUS v.2) and the service will be promoted extensively via all the media as well as other in-market activities.

WORLDSPACE’s programming will include an innovative, unique channel exclusively dedicated to FIAT GROUP AUTOMOBILES, its dealers and customers. For the first time ever, an automobile manufacturer will have a radio channel through which it will offer both promotional and customer-assistance services.

Beginning in late 2009, FIAT GROUP AUTOMOBILES will introduce WORLDSPACE satellite radios as factory-installed (OEM) optional equipment on certain of its Fiat, Alfa Romeo and Lancia models. In addition, FIAT GROUP AUTOMOBILES will be able to offer WORLDSPACE portable satellite radio receivers to its customers through its aftermarket channel.

“Our customers have come to expect from us increasingly innovative and versatile technology in all fields including entertainment services,” said Giuseppe Bonollo, Senior Vice President, Product Portfolio Management, FIAT GROUP AUTOMOBILES. “The introduction of satellite radio is yet another proof point that emphasizes our commitment to providing advanced features that will improve the quality in driving and life on the car.”

“With the signing of this agreement with FIAT GROUP AUTOMOBILES for the Italian market, all of the significant pieces are now in place for WORLDSPACE’s European roll-out,” said Alexander P. Brown, Co-Chief Operating Officer, WORLDSPACE, Inc. “Over the past year, we have secured the Italian Ministry of Communications’ authorization to launch our subscription satellite radio service in Italy; finalized the development of repeater technology that is fully compliant with European Union technical requirements; engaged Telecom Italia to design our terrestrial network and begin installation of the repeaters; and now, contracted with one of the largest vehicle manufacturers and distributors in the world for the installation and sale of WORLDSPACE satellite radios to their Italian customers.”

“Thanks to this agreement, the radio of the future, which has taken America by storm, will arrive on European shores,” said Luca Panerai, Chief Executive Officer, WORLDSPACE Italia. “We expect to deliver up to fifty new commercial free channels including music, sports, news and entertainment, with digital quality and clear reception. It is no coincidence that Italy’s leading automobile manufacturer decided to install our receivers on many of its models. This is an achievement of which we are extremely proud.”

In May 2006, WORLDSPACE Italia received approval from the Italian Ministry of Communications to launch a subscription-based satellite radio service in Italy, utilizing 12.5 MHz of the L-band frequency spectrum, the only frequency band harmonized for satellite radio over Europe. In January 2007, WORLDSPACE signed an agreement with Telecom Italia to design and deploy a terrestrial repeater network throughout Italy. This past Spring, WORLDSPACE signed a contract with Fraunhofer Institute for Integrated Circuits (IIS), part of Fraunhofer Gesellschaft, to develop a receiver reference design (or engineering blueprint) for the European market which is already in development and undergoing testing.

WORLDSPACE’s European strategy is to roll out its service on a sequential, country-by-country basis. In addition to Italy, the Company’s target markets include France, Germany, Spain, the UK, Turkey and Poland.

About FIAT Group Automobiles

Fiat built its first car in 1899. Approximately 90 million cars and light commercial vehicles have been produced since that date. Many of its models have marked important milestones in motoring history.

The Sector, which changed its name into Fiat Group Automobiles on February 1, 2007, produces and sells vehicles under the Fiat, Alfa Romeo and Lancia brands and light commercial vehicles under the Fiat Professional brand. Each brand has a specific identity with defined, recognized characteristics, and applies distinct commercial and market policies. Fiat is known for its creativity, versatility and practicality. Lancia features an elite and exclusive line of models. Alfa Romeo combines sportiness, technology and elegance in a unique design and Fiat Professional’s light commercial vehicles are a reference point for easier, more productive and gratifying working experiences. Fiat Group Automobiles comprises four companies: Fiat Automobiles, Alfa Romeo Automobiles, Lancia Automobiles and Fiat Professional. All these companies are 100% owned by Fiat Group Automobiles S.p.A.

For more information, visit: www.fiatautopress.com; www.fiat.com; www.lancia.com; www.alfaromeo.com.

About WORLDSPAC Satellite Radio

Based in the Washington, DC metropolitan area, Worldspace, Inc. (NASDAQ: WRSP) is the world’s only global media and entertainment company positioned to offer a satellite radio experience to consumers in more than 130 countries with five billion people, driving 300 million cars. WORLDSPACE delivers the latest tunes, trends and information from around the world and around the corner. WORLDSPACE subscribers benefit from a unique combination of local programming, original WORLDSPACE content and content from leading brands around the globe including the BBC, CNN International, Virgin Radio UK, and RFI.

WORLDSPACE’s satellites cover two-thirds of the earth’s population with six beams. Each beam is capable of delivering up to 80 channels of high quality digital audio and multimedia programming directly to WORLDSPACE Satellite Radios anytime and virtually anywhere in its coverage areas. WORLDSPACE is a pioneer of satellite-based digital radio services (DARS) and was instrumental in the development of the technology infrastructure used today by XM Satellite Radio.

For more information, visit http://www.WORLDSPACE.com.

About WORLDSPACE Italia, S.p.A.

WORLDSPACE Italia, S.p.A., is a majority-owned subsidiary of WORLDSPACE’s European holding company, WORLDSPACE Europe. WORLDSPACE Italia’s other partner is New Satellite Radio S.r.l., an Italian company whose primary shareholder is Class Editori S.p.A., a leading Italian financial, media and broadcast corporate based in Milan. Telecom Italia, a leading Italian telecommunications and infrastructure company, is also a shareholder in New Satellite Radio. WORLDSPACE anticipates launching Europe’s first satellite digital radio and data service to portable and vehicular devices in late 2008, in Italy.

Forward-looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company’s Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

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